Exhibit 99.7

GLOBAL INVESTMENT MANAGEMENT Matt Khourie Chief Executive Officer CBRE Global Investors

OVERVIEW 1. As of September 30, 2013. 2. AUM refers to fair market value of real estate-related assets with respect to which CBRE Global Investors provides, on a global basis, oversight, investment management services and other advice, and which generally consist of properties and real estate-related loans; securities portfolios; and investments in operating companies, joint ventures and in private real estate funds under its fund of funds program. This AUM is intended principally to reflect the extent of CBRE Global Investors' presence in the global real estate market, and its calculation of AUM may differ from the calculations of other asset managers. 3. Excludes Joint-Ventures and Co-Investment vehicles. Assets Under Management1,2 By Region or Program ($B) Global real estate investment manager founded in 1972 31 offices in 21 countries1 $87.6B of assets under management (AUM)1,2 Approximately 1,000 employees1 More than 600 clients globally1 Full range of investment programs spanning the risk spectrum 41 direct funds and 66 direct separate accounts1,3

2013 HIGHLIGHTS Cross-Regional Separate Accounts – nearly $900M of projected equity raise in 2013 to be deployed outside of home region Asian capital leading this trend Strategic Partners U.S. Value 5 providing 20% IRR and significant carried interest revenue; Strategic Partners U.S. Value 6 deployment of more than $980M of capital; opportunity for follow-on fund Core Funds around the world gaining traction Global Multi Manager (fund of funds) capital raising is robust Investors targeting Europe have started allocating/deploying capital Recent commitments to CBRE Clarion Securities valued at up to $450M by two large Asian institutions shows growing acceptance of listed real estate in the region 2 Excludes global securities. Excludes capital raised by ING REIM business units prior to their respective acquisition dates. 1

MACRO TRENDS 5-Year Returns 5 years after the global financial crisis, real estate investment returns have turned positive with a weighted annual global return of 2.4% The U.S. underperformed over this period as the result of large losses in capital value, while Australia and Korea have outperformed Industrial properties posted the strongest returns 1-Year Return Weighted global returns in 2012 were 7.3% boosted by strong performance in North America Returns in the U.S. were among the highest globally in 2012, with strong performance across all property sectors Historical Real Estate Investment Returns 1. Source: IPD. Annualized returns from 2008-2012.

MACRO TRENDS Projected Real Estate Investment Returns CBRE Global Investors RARE Program Risk Adjusted Returns at Equilibrium Utilized to create and manage portfolios that best meet return goals and risk tolerance relative to investors’ benchmark portfolios Global research teams collaborate to produce a consistent and standardized output comparing more than 200 market and sector combinations 1. Source: CBRE Global Investors Research forecasts. 5-Year Returns Asia Pacific is expected to outperform, driven by a structural shortage of modern real estate stock U.S. returns are expected to be driven by reasonable economic growth, low construction pipelines and generally attractive, below-replacement cost pricing European return forecasts have improved over the past year

 Real Estate Operators Unique Insight Commitment to Research CBRE ADVANTAGES CBRE Global Investors has a global footprint that is unmatched by our competitors and that offers our investors a compelling value proposition Investor-First Culture

GROWTH OPPORTUNITIES Broaden and deepen Enterprise Client relationships Expand Value-Add offerings in Europe and Asia; enlarge Strategic Partners U.S. initiative Provide best global selection of Core Offerings – funds and separate accounts – in the industry Expand Infrastructure Securities initiative Lead the industry in Global Separate Account business Promote increased Cross-Border Investing Increase utilization of CBRE services to gain access to deal flow